Exhibit 21

Subsidiaries of Ableauctions.com, Inc.

Unlimited Closeouts Inc.

Ojai, California

Icollector International, Ltd.

Buffalo, New York and Fife, Washington

Ableauctions.com (Washington) Inc.

Fife, Washington

iTrustee.com International, Ltd.

Fife, Washington

Our operations in Canada include:

Able Auctions (1991) Ltd.

Coquitlam, British Columbia

Jarvis Industries Ltd.

Coquitlam, British Columbia

Icollector.com Technologies, Ltd.

Ontario and Coquitlam, British Columbia

Rapidfusion Technologies Inc.

Coquitlam, British Columbia

652297 B.C. Ltd

Coquitlam, British Columbia

iTrustee.com Technologies Ltd.

Coquitlam, British Columbia